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                                   EXHIBIT 4.3


                                     WARRANT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE 1933 ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE 1933 ACT AND APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. TRANSFER OF THE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S (RULE 901 THROUGH 905 AND PRELIMINARY NOTES THERETO), PURSUANT TO REGISTRATION UNDER THE 33 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; AND THAT HEDGING TRANSACTIONS INVOLVING THOSE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 33 ACT.


                                Right to Purchase
                                  Common Stock

                                       of

                                 BINGO.COM, INC.



         Bingo.com, Inc., a Florida corporation (the "Company"), hereby certifies that, for value received, Bingo, Inc. (the "Holder"), or its permitted successors or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time until 5:00 p.m. Eastern Standard Time on the third (3rd) anniversary of the date hereof (the "Expiration Date") 4,800,000 fully paid and nonassessable shares ("the "Shares") of common stock of the Company ("Common Stock") at a purchase price per share equal to $0.25 per Share (the "Purchase Price"). The number of Warrants and the per-share Purchase Price are subject to adjustment.

         This Warrant is issued pursuant to and is contemplated by that certain Secured Convertible Debenture, dated as of April 16, 2001 (the "Debenture"), between the Company and Bingo, Inc. and Redruth Ventures Inc. jointly, as the Holders, a copy of which is on file at the principal office of the Company.


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         1. Exercise and Term of Warrant.

         (a) The purchase rights represented by this Warrant may be exercised by the Holder in whole or in part by the surrender of this Warrant to the Company at its principal office, at Suite C200, 4223 Glencoe Avenue, Marina del Ray, California 90292, along with a written notice stating that the Holder intends to purchase all or a specified number of the Shares issuable pursuant to this Warrant together with payment of the Purchase Price for the Shares then purchased. Such payment will be made, at the option of the Holder, by certified or official bank check payable to the order of the Company in same day funds, or by wire transfer of same day funds to an account designated by the Company for such purpose. If the number of Shares then purchased is less than the total number of Shares then issuable upon exercise of this Warrant, the Company will cancel this Warrant upon surrender and will execute and deliver a new Warrant of like tenor and date for the balance of the number of remaining Shares issuable upon the exercise of this Warrant. As promptly as practicable after such surrender of this Warrant, the Company will issue and deliver to the Holder, at the address appearing in the books of the Company or otherwise designated by Holder, a certificate or certificates for the applicable number of Shares purchased. Certificates representing Shares purchased pursuant to this Warrant will bear restrictive legends substantially similar to those at the beginning of this Warrant.

         (b) In lieu of exercising this warrant as specified above, the Holder may from time to time after closing of an initial public offering of Common Stock of the Company and the commencement of trading of the Common Stock of the Company on a public market and on or before the Expiration Date, by written notice stating that the Holder elects, convert this Warrant, in whole or in part, into a number of fully paid and non-assessable shares in the capital stock of the Company determined by multiplying the number of Shares in respect of which the Holder is electing to convert this Warrant by a fraction of the numerator of which is the difference between the closing price of the common shares of the Company on the market on which they trade reported for the trading day immediately prior to the day on which the Holder delivers the application notice to the Company (the "Conversion Price") and the Purchase Price and the denominator of which is the Conversion Price.

         (c) This Warrant will expire and be of no further force and effect upon the earlier of (A) the time when it has been exercised with respect to all Shares which the Holder is or may become entitled to purchase hereunder, or (B) on the Expiration Date.

         3. Reservation of Shares; Validity of Issuance. The Company covenants and agrees that it will reserve for issuance and keep available out of its authorized but unissued Common Stock, free from preemptive rights, such number of Shares for which this Warrant is from time to time exercisable. The Company represents and warrants that all Shares issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, charges or other type of encumbrance in respect of their issuance. The Shares of Common Stock issuable on the exercise of this Warrant will be "restricted securities" (as hereinafter defined) and may be resold in the United States publicly only following their effective registration under the 1933 Act, or based upon an available exemption from the registration requirements of that Act, such as Rule 144.



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         4. Adjustments for Merger, Consolidation or Sale of Assets. The
Purchase Price and the number of Warrants will be subject to adjustment from time to time as hereinafter set forth. In the event of any reorganization, reclassification or any consolidation or merger of the Company with or into any other company or entity, or the sale of all or substantially all of its assets to another corporation (each, a "Reorganization"), the Holder will have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares then purchasable and receivable upon the exercise of the rights represented by this Warrant, the kind and number of shares of stock, securities, assets or other property (including cash) of the Company, or such other corporation resulting from such consolidation or surviving such merger, the number of shares of such stock then purchasable and receivable upon the exercise of the rights represented by this Warrant immediately prior to such Reorganization to which the Holder would have been entitled to receive with respect to such Reorganization. In any such case appropriate provision will be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions herein set forth will thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, assets or property thereafter deliverable upon the exercise of this Warrant. In the event of a consolidation or merger of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Company outstanding immediately prior to such consolidation or merger, the Purchase Price in effect immediately prior to such consolidation or merger will be adjusted in the same manner as though there were a split or combination of the outstanding shares of Common Stock of the Company. If the Company effects any Reorganization, forthwith after the consummation of such Reorganization the successor corporation (if other than the Company) resulting from such Reorganization will assume by written instrument executed and delivered to the Holder at the address of the Holder appearing on the books of the Company, or to such other place as may be designated by the Holder in writing to the Company, the obligation to deliver to the Holder such shares, securities, assets or property as, in accordance with the provisions of this Section 4, the Holder may be entitled to purchase. The provisions of this
Section 4 will similarly apply to successive Reorganizations during the term of this Warrant.

         5. Adjustments for Stock Splits and Combinations. If the Common Stock is subdivided into a greater number or a dividend in Common Stock or other securities of the Company convertible or exchangeable into Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities will be deemed to have been distributed), will be paid in respect to the Common Stock, the number of Shares which may be acquired by the Holder upon the exercise of this Warrant and the Purchase Price will, simultaneously with the effectiveness of such subdivision, additional issue or immediately after the record date of such dividend, be proportionately adjusted (that is, the number of shares purchasable upon exercise of the Warrant will be proportionately increased, and the Purchase Price per share will be proportionately decreased), and conversely, if the outstanding Common Stock will be combined into a smaller number of shares, the number of Shares of Common Stock which may be acquired by the Holder upon the exercise of this Warrant and the Purchase Price will, simultaneously with the effectiveness of such combination, be proportionately adjusted (that is, the number of shares subject to the Warrant will be proportionately decreased, and the Purchase Price per share will be proportionately increased).



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         6. Notice of Certain Events. If, at any time:

                  (i) the Company declares or pays any dividend or makes any distribution to the holders of its Common Stock;

                  (ii) there is a Reorganization of the Company;

                  (iii) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (iv) there is an adjustment to the Purchase Price pursuant to
Section 4 or Section 5;

then, in any one or more of the above cases, the Company will give written notice, by first class mail, postage prepaid, telecopier, or overnight delivery, addressed to the Holder at the address of the Holder as shown on the books of the Company on the date on which (i) the books of the Company will close or a record will be taken for such dividend or distribution or (ii) such Reorganization, dissolution, liquidation or winding up will take place, as the case may be. Such notice will also specify the date as of which the holders of Common Stock of record will participate in said dividend, or distribution, or will be entitled to exchange their Common Stock for securities or other property deliverable upon such Reorganization, dissolution, liquidation or winding up, as the case may be. If pursuant to subsection (iv) above, such notice will state the Purchase Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such written notice will be given not less than 30 days prior to the record date or the date on which the transfer books of the Company are closed in respect to such record date or prior to the action in question. Any notices given pursuant to this Section 6 will be effective and deemed received upon the date of actual receipt or upon the fifth calendar day subsequent to deposit in the United States mail (or other comparable mail system), whichever is earlier.

         7. No Impairment. The Company will not, by amendment of its charter or bylaw documents or through any Reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, invalidate or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Warrant, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 through 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         8. No Voting Rights This Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company, and no dividend or interest will be payable or accrue in respect of this Warrant or the interest represented by or the Shares purchasable under this Warrant until and unless, and except to the extent that, this Warrant is exercised.

         9. Stock Certificates. The Company will issue stock certificates upon the exercise of this Warrant without charge to the Holder for any tax (other than taxes attributable to any difference between the fair market value and the exercise price of this Warrant on the date of the exercise of this Warrant or transfer taxes resulting from issuance of stock certificates to a person



                                      -4-
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other than the Holder) in respect of the issuance of such stock. The Holder will be deemed to have become the holder of record of the Shares issued upon exercise of this Warrant on the date on which the Warrant was surrendered and payment of the Warrant Price was made, if the Shares are indeed issued in the name of and to the Holder, regardless of the date of delivery of the certificate for such Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, the Holder will be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

         10. Lost, Stolen, Mutilated or Destroyed Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in case of loss, theft or destruction, upon the agreement of the Holder to indemnify the Company, or in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         11. Transferability. This Warrant may not be transferred or assigned, in whole or in part, without the prior written consent of the Company. Any such approved transfer must be in accordance with applicable federal and state securities laws. Such approved transfer will be registered on the books of the Company maintained for such purpose, upon surrender of this Warrant. Upon such surrender, the Company will execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and will issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant will promptly be cancelled. A Warrant may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

         12. Representations and Warranties of Holder. The Holder hereby represents and warrants that:

                  (a) Purchase Entirely for Own Account. This Warrant and the underlying Shares issuable upon exercise hereof (collectively, the "Securities") will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. As of the date hereof, the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities. The Holder represents that it has full power and authority to enter into this Warrant.

                  (b) Investment Experience. Holder acknowledges that it is able to protect its own economic interests, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Holder also represents that it has not been organized for the purpose of acquiring the Securities.

                  (c) Intentionally deleted



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                  (d) Restricted Securities. The Holder understands and
acknowledges that the Securities are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 promulgated under the 1933 Act and understands the resale limitations imposed thereby and by the 1933 Act.

                  (e) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until (i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition in made in accordance with such registration statement, or (ii)(A) such Holder will have notified the Company of the proposed disposition and will have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) such Holder will have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such disposition will not require registration of such shares under the 1933 Act.


         13. Applicable Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Florida, without regard to its principles of conflicts of laws.


                  IN WITNESS WHEREOF, the Company's duly authorized officer has executed this Warrant as of the 16 day of April, 2001.

                                             BINGO.COM, INC.



                                             By:  /S/  Shane Murphy
                                                --------------------------------
                                                Name:  Shane Murphy
                                                Title: President and CEO



                  The undersigned is executing this Warrant solely for the purposes of Section 12 of this Agreement, as of the date first written above.


                                             BINGO, INC.



                                             By:   /S/ Donald R. Curtis
                                                --------------------------------
                                                Name:  Donald R. Curtis
                                                Title: Director






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